Exhibit 99.1

Vicarious Surgical Reports Third Quarter 2022 Financial Results

WALTHAM, Mass.-- (BUSINESS WIRE) – November 7, 2022 – Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced financial results for the quarter ended September 30, 2022. Management will host a corresponding conference call at 4:30 p.m. ET today, November 7, 2022.

“During the third quarter, our team completed the integration phase of the Beta 2 system build, and I’m incredibly encouraged by the results of our cadaveric testing. We look forward to showcasing the finalized system at our upcoming investor and analyst event in December,” said Adam Sachs, Chief Executive Officer of Vicarious Surgical. “We continue to focus our efforts on delivering an innovative system designed to address the specific needs of surgeons and hospital systems, with invaluable input from UPMC, our newest collaboration, and existing Center of Excellence partners UH and HCA.”

Third Quarter 2022 Financial Results

●	Operating expenses were $22.2 million for the third quarter of 2022, compared to $8.6 million in the corresponding prior year period, an increase of 159%.

●	R&D expenses for the third quarter of 2022 were $12.1 million, compared to $5.2 million in the third quarter of 2021.

●	General and administrative expenses for the third quarter of 2022 were $8.1 million, compared to $2.5 million in the third quarter of 2021.

●	Sales and marketing expenses for the third quarter of 2022 were $1.9 million, compared to $0.8 million in the third quarter of 2021.

●	Adjusted net loss for the third quarter was $21.7 million, equating to a loss of $0.18 per share, as compared to an adjusted net loss of $8.6 million, or a loss of $0.09 per share, for the same period of the prior year. GAAP Net loss for the third quarter was $24.7 million, equating to a basic and diluted net loss per share of $0.20, as compared to a net loss of $45.1 million or a basic and diluted net loss per share of $0.49 for the same period of the prior year.

●	Cash burn rate for the third quarter of 2022 was $14.5 million. The company had $126.8 million cash and equivalents as of September 30, 2022.

Conference Call

Vicarious Surgical will host a conference call at 4:30 p.m. ET on Monday, November 7, 2022, to discuss its third quarter 2022 financial results. The call may be accessed through an operator by dialing + 1 (646) 904 5544 for domestic callers or + 1 (929) 526 1599 for international callers, using access code: 084542. A live and archived webcast of the event will be available at https://investor.vicarioussurgical.com.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company developing a disruptive technology with the goals of increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements that have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Vicarious Surgical provides additional financial metrics that are not prepared in accordance with U.S. GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are Adjusted Net Loss and Adjusted Net Loss Per Share (“Adjusted EPS”, and together with Adjusted Net Loss, “Non-GAAP Financial Measures”). The Company presents Non-GAAP Financial Measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. Vicarious Surgical’s Non-GAAP financial measures provide an additional tool for investors to use in comparing its financial performance over multiple periods.

Adjusted Net Loss and Adjusted EPS are key performance measures that Vicarious Surgical’s management uses to assess its operating performance. These Non-GAAP Financial Measures facilitate internal comparisons of Vicarious Surgical’s operating performance on a more consistent basis. Vicarious Surgical uses these performance measures for business planning purposes and forecasting. Vicarious Surgical believes that the Non-GAAP Financial Measures enhance an investor’s understanding of Vicarious Surgical’s financial performance as it is useful in assessing its operating performance from period-to-period by excluding certain items that Vicarious Surgical believes are not representative of its core business.

The Non-GAAP Financials Measures may not be comparable to similarly titled measures of other companies because they may not calculate this measure in the same manner. Adjusted Net Loss and Adjusted EPS are not prepared in accordance with U.S. GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. When evaluating Vicarious Surgical’s performance, you should consider the Non-GAAP Financial Measures alongside other financial performance measures prepared in accordance with U.S. GAAP, including net loss.

The Non-GAAP Financial Measures do not replace the presentation of Vicarious Surgical’s U.S. GAAP financial results and should only be used as a supplement to, not as a substitute for, Vicarious Surgical’s financial results presented in accordance with U.S. GAAP. In this press release, Vicarious Surgical has provided a reconciliation of Adjusted Net Loss to net loss, the most directly comparable U.S. GAAP financial measure, and the calculation for Adjusted EPS.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation the quotations of our Chief Executive Officer regarding Vicarious Surgical’s opportunity, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on Vicarious Surgical’s business; changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s products and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing; the size and growth potential of the markets for Vicarious Surgical’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s products and services and reimbursement for medical procedures conducted using its products and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; Vicarious Surgical’s financial performance; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$12,120	$5,189	$32,023	$12,804
Sales and marketing	1,912	842	4,625	1,393
General and administrative	8,130	2,530	22,820	6,206
Total operating expenses	22,162	8,561	59,468	20,403
Loss from operations	(22,162)	(8,561)	(59,468)	(20,403)
Other income (expense):
Change in fair value of warrant liabilities	(3,038)	(36,532)	75,291	(36,532)
Interest income	494	—	603	1
Interest expense	(31)	(31)	(89)	(59)
Income/(loss) before income taxes	(24,737)	(45,124)	16,337	(56,993)
Provision for income taxes	—	—	—	—
Net income/(loss) and comprehensive gain/(loss)	$(24,737)	$(45,124)	$16,337	$(56,993)
Net income/(loss) per share of Class A and Class B common stock, basic	$(0.20)	$(0.49)	$0.14	$(0.64)
Net income/(loss) per share of Class A and Class B common stock, diluted	$(0.20)	$(0.49)	$0.12	$(0.64)
Weighted average shares, basic	121,965,277	92,233,000	121,201,693	89,211,046
Weighted average shares, diluted	121,965,277	92,233,000	131,102,132	89,211,046

VICARIOUS SURGICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$126,797	$173,507
Prepaid expenses and other current assets	4,535	4,867
Total current assets	131,332	178,374
Restricted cash	936	1,055
Property and equipment, net	5,941	2,250
Right-of-use assets	12,466	—
Total assets	$150,675	$181,679

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,933	$1,500
Accrued expenses	5,367	4,098
Lease liabilities, current portion	750	—
Current portion of equipment loans	28	47
Current portion of term loan	600	600
Total current liabilities	11,678	6,245
Lease liabilities, net of current portion	15,066	—
Deferred rent	—	1,631
Equipment loans, net of current portion	—	16
Term loan, net of current portion and issuance costs	250	675
Warrant liabilities	14,729	90,021
Total liabilities	41,723	98,588
Stockholders’ equity:
Class A Common stock	10	10
Class B Common stock	2	2
Additional paid-in capital	159,401	149,877
Accumulated deficit	(50,461)	(66,798)
Total stockholders’ equity	108,952	83,091
Total liabilities and stockholders’ equity	$150,675	$181,679

VICARIOUS SURGICAL INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

Adjusted net loss and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income/(loss)	$(24,737)	$(45,124)	$16,337	$(56,993)
Change in fair value of warrant liabilities	(3,038)	(36,532)	75,291	(36,532)
Adjusted net loss	(21,699)	(8,592)	(58,954)	(20,461)
Adjusted EPS, basic	$(0.18)	$(0.09)	$(0.49)	$(0.23)
Adjusted EPS, diluted	$(0.18)	$(0.09)	$(0.45)	$(0.23)
Weighted average shares, basic	121,965,277	92,233,000	121,201,693	89,211,046
Weighted average shares, diluted	121,965,277	92,233,000	131,102,132	89,211,046

Investor Contact

Kaitlyn Brosco

Vicarious Surgical

Kbrosco@vicarioussurgical.com

Marissa Bych

Gilmartin Group

Marissa@gilmartinir.com

Media Inquiries

Abby Mayo for Matter Health

media@vicarioussurgical.com